                                                                  EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of The Hallwood Group Incorporated on Form S-8 of our report dated October 18, 1994, appearing in the Annual Report on Form 10-K of The Hallwood Group Incorporated for the year ended July 31, 1994 and of our report dated October 18, 1994 relating to the financial statement schedules also appearing in the Annual Report on Form 10-K of The Hallwood Group Incorporated for the year ended July 31, 1994.



/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
October 19, 1995